GE AEROSPACE ANNOUNCES SECOND QUARTER 2026 RESULTS
Robust services growth drives strong 2Q, raising full-year guidance across the board

Second Quarter 2026:
•Total orders of $16.5B, +17%;
•Total revenue (GAAP) of $13.3B, +21%; adjusted revenue* $12.6B, +24%;
•Profit (GAAP) of $2.8B, +17%; operating profit* $2.7B, +18%;
•Profit Margin (GAAP) of 21.0%, (70) bps; operating profit margin* 21.7%, (130) bps;
•Continuing EPS (GAAP) of $2.30, +23%; adjusted EPS* $2.02, +22%;
•Cash from operating activities (GAAP) of $3.3B, +39%; free cash flow* $3.0B, +43%

CINCINNATI — July 16, 2026 — GE Aerospace (NYSE:GE) announced results today for the second quarter ending June 30, 2026.

GE Aerospace Chairman and CEO H. Lawrence Culp, Jr., said, “GE Aerospace delivered a strong second quarter with revenue and EPS both up more than 20% driven by robust commercial services growth. FLIGHT DECK continues to fuel significant operational improvements across services and equipment with record internal shop visit output in the quarter and 31% growth in total engine deliveries in the first half.”

Culp continued, “Given our exceptional year-to-date performance and visibility for the remainder of the year, we are raising our full-year guidance across the board. As we look forward, we remain focused on advancing what matters most for our customers: delivering on our over $210 billion backlog while investing in current and next-generation technology to improve time-on-wing and cost of ownership.”

Recent highlights include:
•Increased material input from priority suppliers double-digits sequentially and year-over-year, contributing to Commercial Engines & Services (CES) services revenue up 32% in the first half of the year, including record internal shop visit output in the quarter. Total engine deliveries increased 31% in the first half, including LEAP deliveries up 41%.
•Recorded several wins across commercial and defense, including agreements with Copa Airlines for up to 120 LEAP-1B engines, with Turkish Aerospace for F404 engines to power its HÜRJET advanced jet trainer program, and with Leonardo Helicopters for CT7 engines to power the UK Ministry of Defence’s New Medium Helicopter program.
•Completed certification for the LEAP-1B durability kit, including the upgraded HPT blade, which is expected to deliver ~2x improvement in time-on-wing, with full cutover expected beginning of 2027.
•Continued to advance next-generation defense propulsion by successfully completing Assembly Readiness Review of the XA102 engine and secured a contract with the U.S. Air Force to mature the GE426 engine through preliminary design review to support their medium thrust class Autonomous Collaborative Platform.
•Successfully completed the first ground tests of the megawatt-class hybrid-electric engine system developed through NASA’s Electrified Powertrain Flight Demonstration (EPFD) project, paving the way for flight tests.
* Non-GAAP Financial Measure

Total Company Results & Guidance

	Three Months Ended June 30			Six months ended June 30
Dollars in millions; per-share amounts in dollars, diluted	2026	2025	Year on Year	2026	2025	Year on Year
GAAP Metrics
Total Revenue	$13,349	$11,023	21%	$25,741	$20,957	23%
Profit	2,801	2,389	17%	4,999	4,634	8%
Profit Margin	21.0%	21.7%	(70) bps	19.4%	22.1%	(270) bps
Continuing EPS	2.30	1.87	23%	4.13	3.70	12%
Cash from Operating Activities (CFOA)	3,258	2,349	39%	5,126	3,891	32%
Non-GAAP Metrics
Adjusted Revenue	$12,634	$10,151	24%	$24,248	$19,151	27%
Operating Profit	2,746	2,337	18%	5,274	4,483	18%
Operating Profit Margin	21.7%	23.0%	(130) bps	21.8%	23.4%	(160) bps
Adjusted EPS	2.02	1.66	22%	3.88	3.14	24%
Free Cash Flow (FCF)	3,027	2,120	43%	4,685	3,572	31%

By Segment
Commercial Engines & Services	$9,731	$7,646	27%	$18,650	$14,309	30%
Defense & Propulsion Technologies	3,443	2,978	16%	6,657	5,676	17%
Eliminations & Other	(540)	(473)	(14)%	(1,059)	(834)	(27)%
Adjusted revenue*	$12,634	$10,151	24%	$24,248	$19,151	27%

Commercial Engines & Services	$2,657	$2,208	20%	$5,012	$4,118	22%
Defense & Propulsion Technologies	475	403	18%	855	729	17%
Corporate Cost & Eliminations*-a)	(386)	(274)	(41)%	(592)	(363)	(63)%
Operating profit*	$2,746	$2,337	18%	$5,274	$4,483	18%

GE Aerospace Full-Year 2026 Guidance:
Based on GE Aerospace's performance in the first half of 2026 and expectations for the remainder of the year, the company is raising guidance across the board and now expects:

	2025	2026 Guide Prior	2026 Guide Current
Adjusted Revenue* Growth Adjusted Revenue*	'+21% $42.3B	LDD	High-teens
Operating Profit* Operating profit margin*	$9.1B 21.4%	$9.85 - $10.25B	$10.55 - $10.75B
Adjusted EPS*	$6.37	$7.10 - $7.40	$7.65 - $7.85
Free Cash Flow* FCF* conversion-b)	$7.7B 113%	$8.0 - $8.4B >100%	$8.9 - $9.2B >100%

* Non-GAAP Financial Measure
(a – Adjusted Corporate & Other operating costs* represents the sum of Corporate & other profit (costs) and (Eliminations)
(b – FCF* conversion: FCF* / adjusted net income*

Results and Guidance by Reporting Segment
The following discussions and variance explanations are intended to reflect management’s view of the relevant comparisons of financial results.
Commercial Engines & Services (CES)

	Three months ended June 30				Six months ended June 30
(Dollars in millions)	2026	2025	Year on Year		2026	2025	Year on Year
Orders	$12,932	$10,985	18%		$30,263	$19,972	52%
Revenue	9,731	7,646	27%		18,650	14,309	30%
Operating profit/(loss)	2,657	2,208	20%		5,012	4,118	22%
Operating profit/(loss) margin	27.3%	28.9%	(160)	bps	26.9%	28.8%	(190)	bps

For the quarter, orders of $12.9 billion increased 18%, with services increasing 22% and equipment increasing 7%. Revenue of $9.7 billion was up 27%. Services grew 26% with internal shop visit revenue up 25% and spare parts revenue up over 25%. Equipment revenue grew 30%, driven by unit volume up 26%, including LEAP up 24%. Profit of $2.7 billion was up 20% from higher services volume, and price. Margins contracted (160) basis points from install engine growth (including GE9X), investments, and inflation.

In 2026, CES now expects revenue growth of ~20%, up from our prior outlook of mid-teens, driven by higher services revenue, which we now expect to grow low 20s, up from mid-teens, and equipment revenue growth of ~20%, up from mid-to-high teens. Operating profit is expected to be in the range of $10.25-$10.35 billion, up from our prior guide of $9.6-$9.9 billion.

Defense & Propulsion Technologies (DPT)

	Three months ended June 30				Six months ended June 30
(Dollars in millions)	2026	2025	Year on Year		2026	2025	Year on Year
Orders	$4,138	$3,679	12%		$10,312	$7,372	40%
Revenue	3,443	2,978	16%		6,657	5,676	17%
Operating profit/(loss)	475	403	18%		855	729	17%
Operating profit/(loss) margin	13.8%	13.5%	30	bps	12.8%	12.8%	—	bps

For the quarter, orders of $4.1 billion were up 12%. Revenue of $3.4 billion grew 16%. Defense & Systems revenue was up 12% with growth in both services and equipment, including deliveries up 7%. Propulsion & Additive Technologies revenue increased 23% with strong growth driven by Avio Aero. Profit of $475 million was up 18% and margins increased 30 basis points from increased volume and price, partially offset by mix, investments, and inflation.

In 2026, DPT now expects revenue growth of low double digits, up from our prior guide of mid- to high-single-digits. DPT expects operating profit of $1.6-$1.7 billion, up from our prior guide of $1.55-$1.65 billion.

* Non-GAAP Financial Measure

Financial Measures That Supplement GAAP

We believe that presenting non-GAAP financial measures provides management and investors useful measures to evaluate performance and trends of the total company and its businesses. This includes adjustments in recent periods to GAAP financial measures to increase period-to-period comparability following actions to strengthen our overall financial position and how we manage our business.

In addition, management recognizes that certain non-GAAP terms may be interpreted differently by other companies under different circumstances. In various sections of this report we have made reference to the following non-GAAP financial measures in describing our (1) revenue, specifically Adjusted revenue, (2) costs, specifically Adjusted Corporate & other operating costs, (3) profit, specifically Operating profit and Operating profit margin; Adjusted net income (loss) and Adjusted earnings (loss) per share (EPS), (4) cash flows, specifically free cash flow (FCF), (5) guidance, specifically 2026 Operating profit, 2026 Adjusted EPS and 2026 FCF.

The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures follow. Certain columns, rows or percentages within these reconciliations may not add or recalculate due to the use of rounded numbers. Totals and percentages presented are calculated from the underlying numbers in millions.

ADJUSTED REVENUE, OPERATING PROFIT AND PROFIT MARGIN (NON-GAAP)	Three months ended June 30			Six months ended June 30
(Dollars in millions)	2026	2025	V%	2026	2025	V%
Total revenue (GAAP)	$13,349	$11,023	21%	$25,741	$20,957	23%
Less: Insurance revenue	715	872		1,493	1,806
Adjusted revenue (Non-GAAP)	$12,634	$10,151	24%	$24,248	$19,151	27%

Total costs and expenses (GAAP)	$10,860	$8,932	22%	$21,039	$16,924	24%
Less: Insurance cost and expenses	544	725		1,192	1,453
Less: U.S. tax equity cost and expenses	4	5		8	10
Less: interest and other financial charges	215	158		444	368
Less: non-operating benefit cost (income)	(177)	(197)		(354)	(398)
Less: restructuring & other	27	26		50	27
Less: separation costs	34	47		89	98
Add: noncontrolling interests	(13)	(7)		3	(13)
Adjusted costs (Non-GAAP)	$10,201	$8,161	25%	$19,611	$15,353	28%

Other income (loss) (GAAP)	$313	$298	5%	$297	$600	(51)%
Less: U.S. tax equity	(66)	(53)		(121)	(94)
Less: gains (losses) on retained and sold ownership interests and other equity securities	65	3		(244)	9
Less: gains (losses) on purchases and sales of business interests	—	—		24	—
Adjusted other income (loss) (Non-GAAP)	$314	$347	(10)%	$638	$685	(7)%

Profit (loss) (GAAP)	$2,801	$2,389	17%	$4,999	$4,634	8%
Profit (loss) margin (GAAP)	21.0%	21.7%	(70) bps	19.4%	22.1%	(270) bps

Operating profit (loss) (Non-GAAP)	$2,746	$2,337	18%	$5,274	$4,483	18%
Operating profit (loss) margin (Non-GAAP)	21.7%	23.0%	(130) bps	21.8%	23.4%	(160) bps

We believe that adjusting revenue provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of revenue from our run-off insurance operations. We believe that adjusting profit to exclude the effects of items that are not closely associated with ongoing operations provides management and investors with a meaningful measure that increases the period-to-period comparability. Gains (losses) and restructuring and other items are impacted by the timing and magnitude of gains associated with dispositions, and the timing and magnitude of costs associated with restructuring and other activities. We also use Adjusted revenue* growth and Operating profit* as performance metrics at the company level for our annual executive incentive plan for 2026.

*Non-GAAP Financial Measure

ADJUSTED CORPORATE & OTHER OPERATING COSTS (NON-GAAP)	Three months ended June 30			Six months ended June 30
(In millions)	2026	2025	V%	2026	2025	V%
Insurance revenue	$715	$872		$1,493	$1,806
Eliminations and other	(540)	(473)		(1,059)	(834)
Corporate & Other revenue	$175	$399	(56)%	$434	$972	(55)%
Gains (losses) on purchases and sales of business interests	—	—		24	—
Gains (losses) on retained and sold ownership interests and other equity securities	65	3		(244)	9
Restructuring and other charges	(27)	(26)		(50)	(27)
Separation costs	(34)	(47)		(89)	(98)
Insurance profit (loss)	171	147		301	353
U.S. tax equity profit (loss)	(70)	(57)		(129)	(104)
Adjusted Corporate & Other operating costs (Non-GAAP)	(386)	(274)		(592)	(363)
Corporate & Other operating profit (cost) (GAAP)	$(280)	$(254)		$(780)	$(230)
Less: gains (losses), impairments, Insurance, and restructuring & other	106	20		(188)	133
Adjusted Corporate & Other operating costs (Non-GAAP)	$(386)	$(274)	(41)%	$(592)	$(363)	(63)%

Corporate & Other profit (costs)	(208)	(131)		(244)	(106)
Eliminations	(178)	(143)		(348)	(257)
Adjusted Corporate & Other operating costs (Non-GAAP)	$(386)	$(274)	(41)%	$(592)	$(363)	(63)%

Adjusted Corporate & Other operating costs* excludes gains (losses) on purchases and sale of business interests, gains (losses) on retained and sold ownership interests and other equity securities, higher-cost restructuring programs, separation costs, our run-off insurance operations, and U.S. tax equity profit (loss). We believe that adjusting Corporate & Other costs to exclude the effects of items that are not closely associated with ongoing operations provides management and investors with a meaningful measure that increases the period-to-period comparability of our ongoing corporate costs.

*Non-GAAP Financial Measure

ADJUSTED NET INCOME (LOSS) (NON-GAAP)	Three months ended June 30				Six months ended June 30
(In millions, diluted, per-share amounts in dollars)	2026		2025		2026		2025
	Income	EPS	Income	EPS	Income	EPS	Income	EPS
Net income (loss) from continuing operations (GAAP)	$2,405	$2.30	$2,007	$1.87	$4,335	$4.13	$3,975	$3.70
Insurance net income (loss) (pre-tax)	173	0.16	149	0.14	305	0.29	356	0.33
Tax effect on Insurance net income (loss)(a)	(36)	(0.03)	(32)	(0.03)	(65)	(0.06)	(8)	(0.01)
Less: Insurance net income (loss) (net of tax)	136	0.13	118	0.11	240	0.23	348	0.32
U.S. tax equity net income (loss) (pre-tax)	(77)	(0.07)	(66)	(0.06)	(144)	(0.14)	(120)	(0.11)
Tax effect on U.S. tax equity net income (loss)	86	0.08	77	0.07	162	0.15	141	0.13
Less: U.S. tax equity net income (loss) (net of tax)	9	0.01	12	0.01	18	0.02	20	0.02
Non-operating benefit (cost) income (pre-tax) (GAAP)	177	0.17	197	0.18	354	0.34	398	0.37
Tax effect on non-operating benefit (cost) income	(37)	(0.04)	(41)	(0.04)	(74)	(0.07)	(84)	(0.08)
Less: Non-operating benefit (cost) income (net of tax)	140	0.13	156	0.15	279	0.27	315	0.29
Gains (losses) on purchases and sales of business interests (pre-tax)	—	—	—	—	24	0.02	—	—
Tax effect on gains (losses) on purchases and sales of business interests	—	—	—	—	—	—	3	—
Less: Gains (losses) on purchases and sales of business interests (net of tax)	—	—	—	—	24	0.02	3	—
Gains (losses) on retained and sold ownership interests and other equity securities (pre-tax)	65	0.06	3	—	(244)	(0.23)	9	0.01
Tax effect on gains (losses) on retained and sold ownership interests and other equity securities(a)(b)	(11)	(0.01)	—	—	51	0.05	1	—
Less: Gains (losses) on retained and sold ownership interests and other equity securities (net of tax)	55	0.05	3	—	(193)	(0.18)	11	0.01
Restructuring & other (pre-tax)	(27)	(0.03)	(26)	(0.02)	(50)	(0.05)	(27)	(0.03)
Tax effect on restructuring & other	6	0.01	5	0.01	11	0.01	6	0.01
Less: Restructuring & other (net of tax)	(21)	(0.02)	(21)	(0.02)	(40)	(0.04)	(21)	(0.02)
Separation costs (pre-tax)	(35)	(0.03)	(47)	(0.04)	(91)	(0.09)	(98)	(0.09)
Tax effect on separation costs	8	0.01	10	0.01	19	0.02	20	0.02
Less: Separation costs (net of tax)	(28)	(0.03)	(37)	(0.03)	(71)	(0.07)	(78)	(0.07)
Adjusted net income (loss) (Non-GAAP)	$2,114	$2.02	$1,777	$1.66	$4,077	$3.88	$3,378	$3.14

(a) Includes related tax valuation allowances. Tax effect on Insurance net income includes valuation allowances for 2025.
(b) Includes tax benefits available to offset the tax on gains (losses) on equity securities.

Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.
We believe that Adjusted net income* provides management and investors with useful measures to evaluate the performance of the total company and increased period-to-period comparability, as well as a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding items that are not closely related with ongoing operations. We also use Adjusted EPS* as a performance metric at the company level for our performance stock units granted in 2026.

*Non-GAAP Financial Measure

FREE CASH FLOW (FCF) (NON-GAAP)	Three months ended June 30			Six months ended June 30
(In millions)	2026	2025	V%	2026	2025	V%
Cash flows from operating activities (CFOA) (GAAP)	$3,258	$2,349	39%	$5,126	$3,891	32%
Add: gross additions to property, plant and equipment and internal-use software	(334)	(327)		(666)	(535)
Add: dispositions of property, plant and equipment	44	15		58	25
Less: separation cash expenditures	(33)	(70)		(116)	(146)
Less: Corporate & Other restructuring cash expenditures	(26)	(14)		(51)	(45)
Free cash flow (FCF) (Non-GAAP)	$3,027	$2,120	43%	$4,685	$3,572	31%

We believe investors may find it useful to compare free cash flow* performance without the effects of separation cash expenditures and Corporate & Other restructuring cash expenditures (associated with the separation-related program announced in the fourth quarter of 2022). In addition, we include dispositions of property, plant and equipment, including sale leaseback activity. We believe this measure will better allow management and investors to evaluate the capacity of our operations to generate free cash flow*. We also use FCF* as a performance metric at the company level for our annual executive incentive plan and performance stock units granted in 2026.

2026 GUIDANCE: 2026 OPERATING PROFIT (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for Operating profit* in 2026 without unreasonable effort due to the uncertainty of timing of any gains or losses related to acquisitions & dispositions, the timing and magnitude of the financial impact related to the mark-to-market of our investment in BETA Technologies, Inc. and the timing and magnitude of restructuring expenses. Although we have attempted to estimate the amount of gains and restructuring charges for the purpose of explaining the probable significance of these components, this calculation involves a number of unknown variables, resulting in a GAAP range that we believe is too large and variable to be meaningful.

2026 GUIDANCE: 2026 ADJUSTED EPS (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for Adjusted EPS* in 2026 without unreasonable effort due to the uncertainty of timing of any gains or losses related to acquisitions & dispositions, the timing and magnitude of the financial impact related to the mark-to-market of our investment in BETA Technologies, Inc. and the timing and magnitude of restructuring expenses. Although we have attempted to estimate the amount of gains and restructuring charges for the purpose of explaining the probable significance of these components, this calculation involves a number of unknown variables, resulting in a GAAP range that we believe is too large and variable to be meaningful.

2026 GUIDANCE: 2026 FCF (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for free cash flow* in 2026 without unreasonable effort due to the uncertainty of timing for capital expenditures and restructuring related cash expenditures.

*Non-GAAP Financial Measure

Caution Concerning Forward Looking Statements:

This release and certain of our public communications and filings we make with the U.S. Securities and Exchange Commission (SEC) may contain statements related to future, not past, events. These forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "estimate," "forecast," "target," "preliminary," "range" or similar expressions. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the impacts of macroeconomic and market conditions and volatility on our business operations, financial results and financial position; conditions affecting the aerospace industry, including our customers and suppliers; our expected financial performance, including cash flows, revenue, margins, net income and earnings per share; planned and potential transactions; our credit ratings and outlooks; our funding and liquidity; our cost structures and plans to reduce costs; restructuring, impairment or other financial charges; or tax rates.

For us, particular areas where risks or uncertainties could cause our actual results to be materially different than those expressed in our forward-looking statements include:
•changes in macroeconomic and market conditions and market volatility (including risks related to recession, inflation, supply chain constraints or disruptions, interest rates, values of financial assets, oil, jet fuel and other commodity prices and exchange rates), and the impact of such changes and volatility on our business operations and financial results;
•market or other developments that may affect demand or the financial strength and performance of airframers, airlines, suppliers and other key aerospace industry participants, such as demand for air travel, supply chain or other production constraints, shifts in U.S. or foreign government defense programs and other industry dynamics;
•pricing, cost, volume and the timing of sales, deliveries, investment and production by us and our customers, suppliers or other industry participants;
•the impact of actual or potential safety or quality issues or failures of our products or third-party products with which our products are integrated, including design, production, performance, durability or other issues, and related costs and reputational effects;
•operational execution on our business plans, including our performance amidst market growth and ramping newer product platforms, meeting delivery and other contractual obligations, improving turnaround times in our services businesses and reducing costs over time;
•global economic trends, competition and geopolitical risks, including evolving impacts from tariffs, sanctions or other trade tensions between the U.S. and other countries, or demand or supply shocks from events such as a major terrorist attack, war (including conflict in the Middle East), natural disasters or actual or threatened public health pandemics or other emergencies;
•the amount and timing of our income and cash flows, which may be impacted by macroeconomic, customer, supplier, competitive, contractual, financial or accounting (including changes in estimates) and other dynamics and conditions;
•our capital allocation plans, including the timing and amount of dividends, share repurchases, acquisitions, organic investments and other priorities;
•our decisions about investments in research and development or new products, services and platforms, and our ability to launch new products in a cost-effective manner, as well as technology developments and other dynamics that could shift the demand or competitive landscape for our products and services;
•our success in executing planned and potential transactions, including the timing for such transactions, the ability to satisfy regulatory requirements or any applicable pre-conditions and the expected benefits;
•downgrades of our credit ratings or ratings outlooks, or changes in rating application or methodology, and the related impact on our funding profile, costs, liquidity and competitive position;
•capital or liquidity needs associated with our run-off insurance operations or mortgage portfolio in Poland (Bank BPH), the amount and timing of any required future capital contributions and any strategic options that we may consider;
•changes in law, regulation or policy that may affect our business, including policies related to trade, tariffs or capital allocation; government defense priorities or budgets; environmental or climate regulation, incentives and emissions offsetting or trading regimes and the effects of tax law changes or audits;
•the impact of regulation; government investigations; regulatory, commercial and legal proceedings or disputes; environmental, health and safety matters; or other legal compliance risks, including the impact of shareholder and related lawsuits, Bank BPH and other proceedings that are described in our SEC filings;

•the impact related to information technology, cybersecurity, artificial intelligence or data security developments or breaches at GE Aerospace or third parties; and
•the other factors that are described in the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2025, as such descriptions may be updated or amended in future reports we file with the SEC.

These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements. This document includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

Additional Information
CFM International is a 50/50 JV that produces CFM56 and LEAP engine families. RISE is a program of CFM International. CFM RISE is a registered trademark. CFM RISE is a technology demonstrator program, not a product for sale. Engine Alliance is a 50/50 JV that produces the GP7200 engine.

GE Aerospace’s Investor Relations website at www.geaerospace.com/investor-relations, as well as GE Aerospace’s LinkedIn and other social media accounts, contain a significant amount of information about GE Aerospace, including financial and other information for investors. GE Aerospace encourages investors to visit these websites from time to time, as information is updated and new information is posted.

Additional financial information can be found on the Company’s website at: www.geaerospace.com/investor-relations under Events and Reports.

Conference Call and Webcast
GE Aerospace will discuss its results during its investor conference call today starting at 7:30 a.m. ET. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the Events and Reports page on GE Aerospace’s website at: www.geaerospace.com/investor-relations. An archived version of the webcast will be available on the website after the call.

About GE Aerospace
GE Aerospace is a global aerospace propulsion, services, and systems leader with an installed base of approximately 50,000 commercial and 30,000 military aircraft engines. With a global team of approximately 57,000 employees building on more than a century of innovation and learning, GE Aerospace is committed to inventing the future of flight, lifting people up, and bringing them home safely. Learn more about how GE Aerospace and its partners are defining flight for today, tomorrow and the future at www.geaerospace.com.

GE Aerospace Investor Contact:
Blaire Shoor, 857.472.9659
blaire.shoor@geaerospace.com

GE Aerospace Media Contact:
Nicole Sizemore, 203.945.9783
nicole.sizemore@geaerospace.com